UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 7, 2011

Danaher Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-08089	59-1995548
(Commission File Number)	(IRS Employer Identification No.)

2099 Pennsylvania Ave., N.W., 12th Floor, Washington, D.C.	20006-1813
(Address of Principal Executive Offices)	(Zip Code)

202-828-0850

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see  General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.             Other Events.

On February 7, 2011, Danaher Corporation (“Danaher”) issued a press release announcing that it, along with Djanet Acquisition Corp., an indirect wholly owned subsidiary of Danaher, had entered into an Agreement and Plan of Merger, dated February 6, 2011, with Beckman Coulter, Inc. (“Beckman”). A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Additional Information

The planned tender offer described herein has not yet commenced. The description contained herein is not an offer to buy or the solicitation of an offer to sell securities. At the time the planned tender offer is commenced, Danaher (or a wholly owned subsidiary of Danaher) will file a tender offer statement on Schedule TO with the Securities and Exchange Commission (the “SEC”), and Beckman will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the planned tender offer. The tender offer statement (including an offer to purchase, a related letter of transmittal and other tender offer documents) and the solicitation/recommendation statement will contain important information that should be read carefully before making any decision to tender securities in the planned tender offer. Those materials will be made available to Beckman’s stockholders at no expense to them. In addition, all of those materials (and all other tender offer documents filed with the SEC) will be made available at no charge on the SEC's website: www.sec.gov.

Item 9.01          Financial Statements and Exhibits

(d)       Exhibits

                99.1        Press Release, dated February 7, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, on this 7th  day of February, 2011.

      DANAHER CORPORATION

      By:/s/ Daniel L. Comas

            Name: Daniel L. Comas

            Title: Chief Financial Officer and Executive Vice President

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 99.1	Press Release, dated February 7, 2011.